Exhibit 99.1

News From

Buena, NJ 08310

Release Date: October 5, 2015

Contact:	Jenniffer Collins
IGI Laboratories, Inc.
(856) 697-4379
www.igilabs.com

IGI LABORATORIES, INC. ANNOUNCES ACQUISITION OF

THREE COMMERCIALIZED INJECTABLE PRODUCTS

Products Deliver Contribution To 2015 Financial Results

BUENA, NJ – (PRNewswire) - IGI Laboratories, Inc. (NYSE MKT: IG), a New Jersey-based specialty generic pharmaceutical company, today announced it has acquired three currently marketed injectable products from Concordia Pharmaceuticals, Inc., S.À.R.L., for $10 million in cash: Fortaz®, ZinacefTM, and Zantac® Injection. According to IMS Health, the current addressable market in the United States for these products is estimated at $26 million as of August 2015.

Jason Grenfell-Gardner, President and CEO of IGI, commented, “This transaction delivers contribution to our fourth quarter of 2015 financial results. It is consistent with our TICO strategy, and accelerates our commercial entry into the sterile injectable market. These products, while branded, compete in genericized markets for these product forms, and thus should allow us to leverage our existing value chain for sales, marketing, and distribution of these products. In addition, ZinacefTM and Fortaz® complement IGI’s pipeline of hospital-administered anti-infective injectables, which is a market segment we believe is best served by a portfolio approach. Our business development team will continue to focus on acquiring currently marketed assets that are aligned with our TICO strategy.”

About the Products

Zantac® Injection (Ranitidine Hydrochloride) is indicated in some hospitalized patients with pathological hypersecretory conditions or intractable duodenal ulcers, or as an alternative to the oral dosage form for short-term use in patients who are unable to take an oral medication.

Fortaz® (Ceftazidime) is indicated for the treatment of patients with infections caused by susceptible strains of the designated organisms in the following diseases: lower respiratory tract, skin and skin-structure, urinary tract, bacterial septicemia, bone and joint, gynecological, intra-abdominal, and CNS infections.

ZinacefTM (Cefuroxime Sodium) is indicated for the treatment of patients with infections caused by susceptible strains of the designated organisms in the following diseases: lower respiratory tract, urinary tract, skin and skin-structure infections, septicemia, meningitis, gonorrhea, and bone and joint infections

About IGI Laboratories, Inc.

IGI Laboratories is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.